Exhibit 10.3

500 Wind River Way
Alameda, CA 94501
ID: 94-2873391

Notice of Grant of Performance Shares

Kenneth Klein [Address]	Award Number: 029480 Plan: 2005 Equity Incentive Plan Employee ID: 6325

I. NOTICE OF GRANT

You have been granted 200,000 Performance Shares of Wind River Systems, Inc. (the “Company”) under the Company’s 2005 Equity Incentive Plan (the “Plan”). Each such Share is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award. None of the Performance Shares will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant: March 20, 2009

Your Performance Shares will vest as follows, subject to your remaining a Service Provider (as defined in the Plan) through each vesting date, and subject to accelerated vesting pursuant to (i) the Executive Officers’ Change of Control Incentive and Severance Benefit Plan (the “Change of Control and Severance Plan”), and/or (ii) the executive employment agreement entered into by and between you and the Company on November 5, 2003, as amended from time to time (the “Employment Agreement”):

First Tranche Vesting

Up to 100,000 Shares (the “First Tranche”) will vest and be settled on the fifteenth business day in March, 2010, following the written certification by the 162(m) Subcommittee of the Compensation Committee of the Company’s Board of Directors, or, by the Compensation Committee itself, if it is then composed solely of outside directors under Code Section 162(m) (in either case, the “162(m) Committee”) of the extent, if any, to which the First Tranche performance metric has been achieved. The First Tranche performance metric is the relative performance of Company stock against the NASDAQ composite index over an approximately one-year period. To determine relative performance for the First Tranche, the baseline metrics are the 30 trading day average closing price of Wind River and the NASDAQ Composite Index (IXIC), as reported in The Wall Street Journal, with the first trading day commencing on February 2, 2009. This 30 day average establishes both the Company baseline stock price (the “2009 Company Baseline Stock Price”) and the NASDAQ Composite Index baseline (the “2009 NASDAQ Baseline”) against which future Company stock and NASDAQ Composite Index performance will be compared.

Next, the 162(m) Committee will measure the 30 trading day average closing price of Wind River and the NASDAQ Composite Index (IXIC), as reported in The Wall Street Journal, with the last trading day of such 30-trading day period ending on January 29, 2010 (establishing both the “First Tranche Company Closing Price” and the “First Tranche NASDAQ Composite Index Closing Price”).

The 162(m) Committee will then measure Company performance by dividing the First Tranche Company Closing Price by the 2009 Company Baseline Stock Price, with the quotient expressed as a percentage of the 2009 Company Baseline Stock Price (the “2009 Company Percentage Performance”). The 162(m) Committee will then measure NASDAQ Composite Index Performance over the same period by dividing the First Tranche NASDAQ Composite Index Closing Price by the 2009 NASDAQ Baseline with the quotient expressed as a percentage of the 2009 NASDAQ Baseline (the “2009 NASDAQ Composite Index Percentage Performance”).

The 162(m) Committee will then subtract the 2009 NASDAQ Composite Index Percentage Performance from the 2009 Company Percentage Performance, then add 100 to the result, with the final result constituting the relative Company performance as a percentage (the “2009 Relative Performance Percentage”).

If the 2009 Relative Performance Percentage is less than 51%, no First Tranche Shares shall vest. If the 2009 Relative Performance Percentage equals 51%, then 1,000 First Tranche Share shall vest. If the 2009 Relative Performance Percentage equals 100%, then 50,000 First Tranche Shares shall vest. If the 2009 Relative Performance Percentage equals 150% or more, then all 100,000 First Tranche Shares shall vest. 2009 Relative Performance Percentages between 51% and 150% shall result in incremental vesting on a straight-line basis (e.g., if the 2009 Relative Performance Percentage is 129%, 79,000 First Tranche Shares shall vest.)

Second Tranche Vesting

Similarly, up to 100,000 Shares (the “Second Tranche”) will vest and be settled on the fifteenth business day in March, 2011, following the written certification by the 162(m) Committee of the extent, if any, to which the Second Tranche performance metric has been achieved. The Second Tranche performance metric is the relative performance of Company stock against the NASDAQ composite index over an approximately two-year period. To determine relative performance for the Second Tranche, the baseline metrics are the 2009 Company Baseline Stock Price and the 2009 NASDAQ Baseline.

The 162(m) Committee will measure the 30 trading day average closing price of Wind River and the NASDAQ Composite Index, as reported in The Wall Street Journal, with the last trading day of such 30-trading day period ending on January 28, 2011 (establishing both the “Second Tranche Company Closing Price” and the “Second Tranche NASDAQ Composite Index Closing Price”).

The 162(m) Committee will then measure Company performance by dividing the Second Tranche Company Closing Price by the 2009 Company Baseline Stock Price, with the quotient expressed as a percentage of the 2009 Company Baseline Stock Price (the “2009-2010 Company Percentage Performance”). The 162(m) Committee will then measure NASDAQ Composite Index Performance over the same period by dividing the Second Tranche NASDAQ Composite Index Closing Price by the 2009 NASDAQ Baseline with the quotient expressed as a percentage of the 2009 NASDAQ Baseline (the “2009-2010 NASDAQ Composite Index Percentage Performance”).

The 162(m) Committee will then subtract the 2009-2010 NASDAQ Composite Index Percentage Performance from the 2009-2010 Company Percentage Performance, then add 100 to the result, with the final result constituting the relative Company performance as a percentage (the “2009-2010 Relative Performance Percentage”).

If the 2009-2010 Relative Performance Percentage is less than 51%, no Second Tranche Shares shall vest. If the 2009-2010 Relative Performance Percentage equals 51%, then 1,000 Second Tranche Share shall vest. If the 2009-2010 Relative Performance Percentage equals 100%, then 50,000 Second Tranche Shares shall vest. If the 2009-2010 Relative Performance Percentage equals 150% or more, then all 100,000 Second Tranche Shares shall vest. 2009-2010 Relative Performance Percentages between 51% and 150% shall result in incremental vesting on a straight-line basis (e.g., if the 2009-2010 Relative Performance Percentage is 129%, 79,000 Second Tranche Shares shall vest.)

General Rules

Both the First Tranche Company Closing Price and the Second Tranche Company Closing Price shall be automatically adjusted to account for any Company stock split or similar change in capitalization effected without receipt of consideration by the Company set forth in Plan Section 22(a) in the same manner as set forth in Plan Section 22(a). In making determinations hereunder, all fractional percentages and Share numbers below .5 shall be rounded down to the nearest whole percentage and all fractional percentages and Share numbers of .5 or greater shall be rounded up to the nearest whole percentage.

EXAMPLE 1:

2009 Company Baseline Stock Price = $8.00

2009 NASDAQ Baseline = 1,500

First Tranche Company Closing Price = $12.00

First Tranche NASDAQ Composite Index Closing Price = 2,100

2009 Company Percentage Performance = 150%

2009 NASDAQ Composite Index Percentage = 140%

2009 Relative Performance Percentage = 150-140 = 10% plus 100 = 110%

First Tranche Vesting = 60,000 Shares

EXAMPLE 2:

2009 Company Baseline Stock Price = $8.00

2009 NASDAQ Baseline =1,500

First Tranche Company Closing Price = $4.80

First Tranche NASDAQ Composite Index Closing Price = 750

2009 Company Percentage Performance = 60%

2009 NASDAQ Composite Index Percentage = 50%

2009 Relative Performance Percentage = 60-50 =10% plus 100 =110%

First Tranche Vesting = 60,000 Shares

EXAMPLE 3:

2009 Company Baseline Stock Price = $8.00

2009 NASDAQ Baseline =1,500

First Tranche Company Closing Price = $12.00

First Tranche NASDAQ Composite Index Closing Price =1200

2009 Company Percentage Performance =150%

2009 NASDAQ Composite Index Percentage = 80%

2009 Relative Performance Percentage = 150-80 = 70% plus 100 = 170%

First Tranche Vesting = 100,000 Shares

EXAMPLE 4:

2009 Company Baseline Stock Price = $8.00

2009 NASDAQ Baseline =1,500

First Tranche Company Closing Price = $6.00

First Tranche NASDAQ Composite Index Closing Price = 2000

2009 Company Percentage Performance = 75%

2009 NASDAQ Composite Index Percentage =133%

2009 Relative Performance Percentage = 75-133 = -58% plus 100 = 58%

First Tranche Vesting = 8,000 Shares

II. AGREEMENT

1. Grant. The Company hereby grants to you an award of Performance Shares, as set forth in the Notice of Grant of Performance Shares and subject to the terms and conditions in this Agreement and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Agreement. In the event of conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation. Each Performance Share represents the right to receive a Share on the applicable vesting date. Unless and until the Performance Shares vest, you will have no right to receive the underlying Shares. Prior to actual distribution of Shares pursuant to any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the Performance Shares awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination as Service Provider. Subject to accelerated vesting upon certain terminations of your employment as specified in the Change of Control and Severance Plan and in your Employment Agreement, if you terminate service as a Service Provider for any or no reason prior to vesting, the unvested Performance Shares awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraph 3 will be paid to you (or in the event of your death, to your estate) in Shares.

6. Tax Withholding. Notwithstanding any contrary provision of this Agreement, no Shares shall be distributed to you unless and until satisfactory arrangements will have been made by you with respect to the payment of income, employment and any other taxes that must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned Shares having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to you through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

7. Tax Consultation. You understand that you may suffer adverse tax consequences as a result of your disposition of or vesting in the Performance Shares. You represent that you have consulted with any tax consultants you deem advisable in connection with the disposition of or vesting in the Performance Shares and that you are not relying on the Company for any tax advice.

8. Rights as Stockholder. Neither you nor any person claiming under or through you have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you or your broker.

9. Grant is Not Transferable. This grant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Performance Share Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

10. Additional Conditions to Issuance of Stock. No Shares shall be issued pursuant to this Agreement unless such issuance complies with Applicable Laws.

11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Notice of Grant and Performance Share Agreement, the Change of Control and Severance Plan and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

12. No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF PERFORMANCE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED PERFORMANCE SHARES). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO THE SEVERANCE PROVISIONS OF THE CHANGE OF CONTROL AND SEVERANCE PLAN AND YOUR EMPLOYMENT AGREEMENT.

By your signature and the signature of the Company’s representative below, you and the Company agree that these Performance Shares are granted under and governed by the terms and conditions of the Plan and this Performance Share Agreement. You have reviewed the Plan and this Performance Share Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Performance Share Agreement and you fully understand all provisions of the Plan and Performance Share Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Performance Share Agreement. You further agree to notify the Company upon any change in the residence address indicated above.

/s/ IAN HALIFAX	3/20/09
Ian Halifax, CFO & Sr. VP Finance & Administration Wind River Systems, Inc.	Date

/s/ KENNETH KLEIN	3/20/09
Kenneth Klein	Date